POA - BROWN JOY

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:  That the undersigned director and/or officer of  Tractor  Supply  Company,  a  Delaware  corporation  (the  "Company"),  hereby  constitutes  and  appoints Kristopher  S.  Bybee and/or  Noni  L.  Ellison as  his/her  true  and  lawful  attorney-in-fact and  agent,  with  full  power  of  substitution  and  resubstitution,  for  either  of  him/her  and  in  his/her  name,  place  and  stead,  in  any  and  all  capacities,  to  sign  any  and  all  Securities  and  Exchange  Commission Forms 3, 4 and 5 and other documents relating thereto with respect to the securities of the Company beneficially owned by the undersigned, any and all amendments thereto, and to file the same with the Securities and Exchange Commission, and grants unto said attorney-in-fact and substitute or substitutes full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he/she might do in person, and hereby ratifies and confirms all things that said attorney-in-fact and substitute or substitutes may lawfully do and seek to be done by virtue hereof.  This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this 15th day of January, 2021.

AGREED:

/S/ Joy Taylor Brown

JOY TAYLOR BROWN